Exhibit (d)(6)

CONFIDENTIAL
Execution Version

SECOND AMENDMENT TO EQUITY COMMITMENT LETTER
This SECOND AMENDMENT TO EQUITY COMMITMENT LETTER (this “Amendment”) is entered into as of September 9, 2024 by and among Spaceship Purchaser, Inc., Spaceship Parent, LP, Spaceship HoldCo, LLC, Spaceship Intermediate 2, Inc., Permira VIII - 1 SCSp, Permira VIII - 2 SCSp, Permira VIII AIV LP1 L.P., Permira VIII AIV LP2 L.P., Permira VIII CIS SCSp, Permira VIII CIS 2 SCSp, PILI 1 Portfolio SCSp, PILI 2 Portfolio SCSp, PILI 4 Portfolio SCSp, Permira Investment Capital LP, Permira Investment Capital II LP and Permira Investment Capital III LP (collectively, the “ECL Parties”) and Squarespace, Inc.
RECITALS
A.
The ECL Parties entered into that certain Equity Commitment Letter, dated as of May 13, 2024, as amended by that certain First Amendment to Equity Commitment Letter, dated as of August 28, 2024 (as so amended, the “Prior Agreement”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Prior Agreement.  The Prior Agreement, as amended by this Amendment, is referred to as the “ECL”.

B.
In accordance with Section 4 of the Prior Agreement, the parties hereto desire to amend certain terms of the Prior Agreement as expressly provided in this Amendment.
AGREEMENT
In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby acknowledge and agree as follows:
1.
Amendments.

(A)
The table set forth on Schedule A to the Prior Agreement is hereby deleted and replaced in its entirety as set forth below:
Investor	Commitment	Percentage of Total Commitments
Permira VIII - 1 SCSp	$1,797,368,719.54	74.08775%
Permira VIII - 2 SCSp	$332,403,479.03	13.70171%
Permira VIII AIV LP1 L.P.	$63,990,312.40	2.63769%
Permira VIII AIV LP2 L.P.	$120,138,835.37	4.95214%
Permira VIII CIS SCSp	$53,292,859.26	2.19674%
Permira VIII CIS 2 SCSp	$58,249.13	0.00240%
PILI 1 Portfolio SCSp	$40,046,278.46	1.65071%
PILI 2 Portfolio SCSp	$6,003,573.12	0.24747%
PILI 4 Portfolio SCSp	$7,281,141.54	0.30013%
Permira Investment Capital LP	$1,619,594.96	0.06676%
Permira Investment Capital II LP	$1,575,855.80	0.06496%
Permira Investment Capital III LP	$2,221,101.40	0.09155%
Total:	$2,426,000,000.00	100.0000%

Co-Lead Investor	Commitment	Percentage of Total Commitments
ACCEL LEADERS 4 L.P., for itself and as nominee for Accel Leaders 4 L.P., Accel Leaders 4 Entrepreneurs L.P. and Accel Leaders 4 Investors (2022) L.P.	$300,000,000.00	72.6066%
ACCEL LEADERS 3 L.P., for itself and as nominee for Accel Leaders 3 L.P., Accel Leaders 3 Entrepreneurs L.P. and Accel Leaders 3 Investors (2020) L.P.	$113,185,502.26	27.3934%
Total:	$413,185,502.26	100.0000%

2.
Miscellaneous.

(A)
Except as otherwise provided herein, the Prior Agreement shall remain unchanged and in full force and effect.

(B)
From and after the date of this Amendment, any reference in the ECL to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall be deemed a reference to the Prior Agreement as amended by this Amendment; provided, however, that any reference to the date of the ECL, the use of the phrase “the date hereof” or “the date of this Agreement” shall in all cases be a reference to May 13, 2024 and not the date of this Amendment.

(C)
The provisions contained in Sections 5 through 8, 10, 15 and 16 of the Prior Agreement are incorporated by reference in this Amendment mutatis mutandis.

(D)
The Prior Agreement, as amended hereby, is hereby ratified and confirmed in all respects. In the event of a conflict between the Prior Agreement and this Amendment, the terms of this Amendment shall control.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
SPACESHIP PURCHASER, INC.

By:	/s/ Peter Flynn
Name:	Peter Flynn
Title:	President and Chief Executive Officer

SPACESHIP PARENT, LP

By:	/s/ Peter Flynn
Name:	Peter Flynn
Title:	President and Chief Executive Officer

SPACESHIP HOLDCO, LLC

By:	/s/ Peter Flynn
Name:	Peter Flynn
Title:	President and Chief Executive Officer

SPACESHIP INTERMEDIATE 2, INC.

By:	/s/ Peter Flynn
Name:	Peter Flynn
Title:	President and Chief Executive Officer

[Signature page to Second Amendment to ECL (Permira)]

PERMIRA VIII - 1 SCSP

by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Thomas Amy
Name:	Thomas Amy
Title:	Director

PERMIRA VIII - 2 SCSP

by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Thomas Amy
Name:	Thomas Amy
Title:	Director

PERMIRA VIII AIV LP1 L.P.

by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Thomas Amy
Name:	Thomas Amy
Title:	Director

[Signature page to Second Amendment to ECL (Permira)]

PERMIRA VIII AIV LP2 L.P.

by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Thomas Amy
Name:	Thomas Amy
Title:	Director

PERMIRA VIII CIS SCSP

by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Thomas Amy
Name:	Thomas Amy
Title:	Director

PERMIRA VIII CIS 2 SCSP

by its general partner
PERMIRA VIII GP S.À R.L.

By:	/s/ Cédric Pedoni
Name:	Cédric Pedoni
Title:	Manager

PILI 1 PORTFOLIO SCSP

by its general partner
PILI 1 PORTFOLIO GP S.À R.L.

By:	/s/ Cédric Pedoni
Name:	Cédric Pedoni
Title:	Manager

[Signature page to Second Amendment to ECL (Permira)]

PILI 2 PORTFOLIO SCSP

by its general partner
PILI 2 PORTFOLIO GP S.À R.L.

By:	/s/ Cédric Pedoni
Name:	Cédric Pedoni
Title:	Manager

PILI 4 PORTFOLIO SCSP

by its general partner
PILI 4 PORTFOLIO GP S.À R.L.

By:	/s/ Cédric Pedoni
Name:	Cédric Pedoni
Title:	Manager

PERMIRA INVESTMENT CAPITAL LP

by its general partner
PERMIRA INVESTMENT CAPITAL GP LIMITED

By:	/s/ Wikus van Schalkwyk
Name:	Wikus van Schalkwyk
Title:	Director

PERMIRA INVESTMENT CAPITAL II LP

by its general partner
PERMIRA INVESTMENT CAPITAL GP LIMITED

By:	/s/ Wikus van Schalkwyk
Name:	Wikus van Schalkwyk
Title:	Director

[Signature page to Second Amendment to ECL (Permira)]

PERMIRA INVESTMENT CAPITAL III LP

by its general partner
PERMIRA INVESTMENT CAPITAL GP LIMITED

By:	/s/ Wikus van Schalkwyk
Name:	Wikus van Schalkwyk
Title:	Director

[Signature page to Second Amendment to ECL (Permira)]

SQUARESPACE, INC.

By:	/s/ Anthony Casalena
Name:	Anthony Casalena
Title:	Chief Executive Officer

[Signature page to Second Amendment to ECL (Permira)]